EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended May 15, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (June 2010 – May 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.0%	-1.3%	-2.6%	9.9%	-3.6%	-2.0%	1.4%	-2.0%	9.7%	-28.6%	-0.2	-0.3
B**	0.0%	-1.4%	-2.8%	9.3%	-4.2%	-2.6%	0.7%	-2.6%	9.7%	-29.9%	-0.2	-0.4
Legacy 1***	0.1%	-1.3%	-1.8%	11.8%	-1.6%	0.0%	N/A	0.0%	9.6%	-23.7%	0.0	0.0
Legacy 2***	0.1%	-1.3%	-1.9%	11.7%	-1.7%	-0.3%	N/A	-0.3%	9.6%	-24.4%	0.0	0.0
Global 1***	0.0%	-1.3%	-1.7%	12.4%	-1.0%	-0.4%	N/A	-0.4%	9.2%	-21.9%	0.0	-0.1
Global 2***	0.0%	-1.3%	-1.8%	12.2%	-1.2%	-0.6%	N/A	-0.6%	9.2%	-22.4%	0.0	-0.1
Global 3***	0.0%	-1.4%	-2.4%	10.6%	-2.8%	-2.3%	N/A	-2.3%	9.2%	-26.2%	-0.2	-0.3

S&P 500 Total Return Index****	0.4%	1.9%	3.9%	12.5%	19.9%	16.7%	8.2%	16.7%	12.3%	-16.3%	1.3	2.4
Barclays Capital U.S. Long Gov Index****	-0.5%	-2.8%	-2.0%	8.8%	1.7%	7.7%	6.6%	7.7%	11.9%	-15.5%	0.7	1.2
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	28%					28%
Energy	7%	Long	Heating Oil	1.9%	Long	8%	Long	Brent Crude Oil	2.0%	Long
			Brent Crude Oil	1.8%	Long			Heating Oil	2.0%	Long
Grains/Foods	13%	Short	Corn	2.7%	Short	12%	Short	Corn	2.7%	Short
			Live Cattle	1.6%	Long			Live Cattle	1.6%	Long
Metals	8%	Long	Copper	2.0%	Long	8%	Long	Copper	2.0%	Long
			Zinc LME	1.4%	Long			Zinc LME	1.5%	Long
FINANCIALS	72%					72%
Currencies	18%	Long $	Euro	4.7%	Short	17%	Long $	Euro	4.8%	Short
			Japanese Yen	2.0%	Short			Japanese Yen	1.9%	Short
Equities	40%	Long	S&P 500	6.2%	Long	40%	Long	S&P 500	6.1%	Long
			Hang Seng Index	4.5%	Long			Hang Seng Index	4.5%	Long
Fixed Income	14%	Long	Eurodollars	3.2%	Long	15%	Long	Eurodollars	3.1%	Long
			Bunds	1.6%	Long			Bunds	1.7%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets finished over 4% higher after domestic inventories rose at a smaller-than-expected rate.  Crude oil prices increased for the ninth consecutive week based on weakness in the U.S. dollar and further declines in the number of active U.S. oil rigs.

Grains/Foods
Wheat prices rallied sharply on a combination of heavy buying by large commodity funds and on supply concerns created by forecasts for adverse weather conditions in the Midwest.  Weak sales in the U.S. drove soybean prices lower.  Sugar markets fell 4% as a result of stronger-than-expected supply forecasts.

Metals
Gold markets moved to a 3-month high as weakness in the U.S. dollar prompted buying.  Concerns surrounding U.S. growth data also contributed to increased demand for gold.  In the base metals markets, copper prices rose due to forecasts for stronger Chinese demand, while nickel prices declined due to elevated global inventories.

Currencies
The U.S. dollar weakened after the release of disappointing economic data lessened the likelihood of a U.S. interest rate hike in the near-term.  The euro strengthened versus counterparts as recent economic reports indicated the Eurozone economy is recovering.  The British pound also moved higher, supported by strong U.K. manufacturing and industrial production data.

Equities
U.S. equity markets rallied to new all-time highs because of eased concerns surrounding a U.S. interest rate hike and improved prospects for exports fostered by U.S. dollar weakness.  Japan’s Nikkei 225 also finished higher, supported by upbeat corporate earnings.  Eurozone stock markets declined as strength in the euro reduced export forecasts.

Fixed Income
U.S. Treasury markets finished mixed as early-week declines were offset by rallies triggered by increased demand during late-week auctions.  German Bund prices declined as speculation for higher inflation and recent illiquidity caused investors to liquidate holdings.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.